Exhibit 5.1

January 24, 2018

Meta Financial Group, Inc.

5501 South Broadband Lane

Sioux Falls, South Dakota 57108

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Meta Financial Group, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), of the offering, issuance and sale by the Company of up to an additional 450,000 shares (collectively, the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), pursuant to the Meta Financial Group, Inc. 2002 Omnibus Incentive Plan, as amended and restated effective as of November 24, 2014 and as further amended through the date hereof (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of officers of the Company. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

1.	The Company’s certificate of incorporation and bylaws (in each case, including all amendments thereto), as in effect at any time from (and including) the date of the adoption of the Plan until (and including) the date of this opinion;

2.	The Plan and forms of award agreements under the Plan;

3.	Records of proceedings and actions of the Board of Directors of the Company and the stockholders of the Company relating to the Plan, including Amendment No. 2 thereto which provides for the increase in the number of shares available for awards under the Plan from 1,150,000 shares to 1,600,000 shares;

4.	A form of specimen certificate representing the Common Stock; and

AUSTIN     CENTURY CITY     CHARLOTTE     CHICAGO     HOUSTON     IRVING     LOS ANGELES

NEW YORK    ORANGE COUNTY    SAN FRANCISCO BAY AREA    SHANGHAI    WASHINGTON, DC

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

January 24, 2018

5.	Such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have also assumed that, at the time of issuance of the Shares, (i) any and all agreements related to the issuance of the Shares under the Plan will conform to the forms of award agreements, as applicable, reviewed by us, and will have been duly executed and delivered by the Company and, as applicable, the recipients of the Shares, (ii) the Committee (as defined in the Plan) will have approved the issuance of any awards under the Plan with respect to the Shares, and (iii) any cash consideration payable to the Company in connection with any issuance of the Shares will not be less than the par value per share of the Common Stock.

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that when (i) the Shares are issued and delivered by the Company and (to the extent applicable) paid for in accordance with the terms of the Plan and the relevant award agreements, and (ii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock, or the Shares have been registered and issued electronically by such transfer agent and registrar for the Common Stock, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

Our opinion expressed above is limited to the Delaware General Corporation Law. We do not express any opinion concerning any other laws. This opinion is given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

KATTEN MUCHIN ROSENMAN LLP